United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

---------------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2012

CHINA GREEN AGRICULTURE, INC.

---------------------------------------

(Exact name of Registrant as specified in charter)

Nevada	000-18606	36-3526027
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3rd Floor, Borough A, Block A.

No.181 South Taibai Road

Xi’an, Shaanxi Province

People’s Republic of China 710065

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (011)-86-29-88266368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On September 13, 2012, China Green Agriculture, Inc., a corporation incorporated in the State of Nevada (the “Company”), issued a press release announcing (i) certain financial results for the fiscal year ended June 30, 2012; (ii) guidance for the fiscal year ended June 30, 2013 and the first quarter ended September 30, 2012; and (iii) a conference call to be held by the Company on Thursday, September 13, 2012 at 8:00 a.m. Eastern Time to discuss the results of operations for the year ended June 30, 2012. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained herein and in the accompanying exhibit is being furnished pursuant to “Item 2.02. Results of Operations and Financial Condition.”  The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any of the registrant’s filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following is filed as an exhibit to this report:

Exhibit No.	Description
99.1	Press Release, dated September 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2012

CHINA GREEN AGRICULTURE, INC.
(Registrant)

By:	/s/ Tao Li
Tao Li, President and Chief Executive Officer